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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of ATS Medical, Inc. for the registration of 19,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated March 6, 2006, with respect to the consolidated financial statements and schedule of ATS Medical, Inc., ATS Medical, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of ATS Medical, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP
                                            ----------------------


Minneapolis, Minnesota
April 14, 2006